EXHIBIT 3.4

                  CERTIFICATE OF RETIREMENT AND PROHIBITION OF

                              REISSUANCE OF SHARES

                                       OF

                                 OSTEOTECH, INC.

             (Pursuant to Section 243 of the General Corporation Law
                            of the State of Delaware)


It is hereby certified that:

      1. The name of the corporation (the "Corporation") is Osteotech, Inc.

      2. Pursuant to Section 3.3(e)(v) of the Corporation's Restated Certificate of Incorporation, the Corporation has retired 675,595 of its Preferred stock, of which shares 98,027 were Series A Preferred Stock, 251,076 were Series B Preferred Stock, 10,180 were Series C Preferred Stock and 316,312 were Series D Preferred Stock.

      3. Section 3.3(e)(v) of the Restated Certificate of Incorporation of the Corporation prohibits the reissuance of any of the shares described above of such Preferred Stock.

Signed on April 4, 2002.




                                          OSTEOTECH, INC.

                                                 /s/ Richard W. Bauer
                                          -------------------------------------
                                          Richard W. Bauer, President and Chief
                                          Executive Officer


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